[Proxy Card Front]                                                 EXHIBIT 17(a)



                        BLACKROCK GLOBAL VALUE FUND, INC.
                                  P.O. Box 9011
                        Princeton, New Jersey 08543-9011


                                      PROXY


           This proxy is solicited on behalf of the Board of Directors


         The undersigned hereby appoints Donald C. Burke, Brian D. Stewart and Alice A. Pellegrino as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of BlackRock Global Value Fund, Inc. (the "Fund"), held of record by the undersigned on January 19, 2007 at the special meeting of shareholders of the Fund to be held on Monday, March 19, 2007, or any adjournment or postponement thereof.

                  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal.

         By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote "FOR" the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment or postponement thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

                                (Continued and to be signed on the reverse side)

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[Proxy Card Reverse]


         Please mark boxes /X/ or [X] in blue or black ink.


1. To approve an Agreement and Plan of Reorganization by and between the Fund and BlackRock Global Dynamic Equity Fund.

         FOR / /                  AGAINST / /           ABSTAIN / /


2. In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


                              Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                              Dated:  __________________________________


                              X  _______________________________________
                                                Signature


                              X  ______________________________________
                                      Signature, if held jointly


   Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

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